                                                                  EXECUTION COPY

                                                                       EXHIBIT 1



                                   OLD MUTUAL
                     EQUITY GROWTH ASSETS SOUTH AFRICA FUND


                       ----------------------------------

                              DECLARATION OF TRUST

                          Dated as of September 1, 1995

                                TABLE OF CONTENTS

                                                                                          PAGE

ARTICLE I--Name and Definitions                                                             1

         Section 1.1   Name                                                                 1
         Section 1.2   Definitions                                                          1
         Section 1.3   Rules of Interpretation                                              4

ARTICLE II--Trustees                                                                        5

         Section 2.1   Number of Trustees                                                   5
         Section 2.2   Term of Office of Trustees                                           5
         Section 2.3   Resignation and Appointment of Trustees                              6
         Section 2.4   Vacancies                                                            6
         Section 2.5   Delegation of Power to Other Trustees                                6

ARTICLE III--Powers of Trustees                                                             7

         Section 3.1   General                                                              7
         Section 3.2   Investments                                                          8
         Section 3.3   Legal Title                                                          9
         Section 3.4   Issuance and Repurchase of Securities                                9
         Section 3.5   Borrowing Money; Lending Trust Property                             10
         Section 3.6   Delegation; Committees                                              10
         Section 3.7   Collection and Payment                                              10
         Section 3.8   Expenses                                                            10
         Section 3.9   Manner of Acting; By-Laws                                           11
         Section 3.10  Miscellaneous Powers                                                11
         Section 3.11  Principal Transactions                                              12
         Section 3.12  Trustees and Officers as Shareholders                               12

ARTICLE IV--Investment Adviser, Placement Agent, Administrator,
             and Transfer Agent                                                            13

         Section 4.1   Investment Adviser                                                  13
         Section 4.2   Placement Agent                                                     13
         Section 4.3   Administrator                                                       14
         Section 4.4   Transfer Agent                                                      14
         Section 4.5   Parties to Contract                                                 14

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
ARTICLE V--Limitations of Liability of Shareholders, Trustees and
            Others                                                                         15

         Section 5.1   No Personal Liability of Shareholders,
                       Trustees, etc.                                                      15
         Section 5.2   Non-Liability of Trustees, etc.                                     15
         Section 5.3   Mandatory Indemnification; Insurance                                15
         Section 5.4   No Bond Required of Trustees                                        18
         Section 5.5   No Duty of Investigation; Notice in Trust
                       Instruments, etc.                                                   18
         Section 5.6   Reliance on Experts, etc.                                           18

ARTICLE VI--Shares of Beneficial Interest                                                  19

         Section 6.1   Beneficial Interest                                                 19
         Section 6.2   Rights of Shareholders                                              19
         Section 6.3   Trust Only                                                          19
         Section 6.4   Issuance of Shares                                                  20
         Section 6.5   Register of Shares                                                  20
         Section 6.6   Transfer of Shares                                                  20
         Section 6.7   Notices                                                             21
         Section 6.8   Voting Powers                                                       21
         Section 6.9   Series Designation                                                  22

ARTICLE VII--Redemptions                                                                   25

         Section 7.1   Redemptions                                                         25
         Section 7.2   Suspension of Right of Redemption                                   26
         Section 7.3   Disclosure of Holding                                               27
         Section 7.4   Redemptions of Accounts of Less than
                       Minimum Amount                                                      27

ARTICLE VIII--Determination of Net Asset Value, Net Income, and
               Distributions                                                               27

         Section 8.1   Declaration and Calculation of Dividends, etc.                      27
         Section 8.2   Standing Resolution                                                 27
         Section 8.3   Allocation of Dividends and Distributions                           27
         Section 8.4   Dividends Payable in Shares                                         28

ARTICLE IX--Duration; Termination of Trust; Amendment;
             Mergers, etc.                                                                 28

         Section 9.1   Duration                                                            28
         Section 9.2   Termination of Trust                                                28

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
         Section 9.3   Amendment Procedure                                                 29
         Section 9.4   Merger, Consolidation and Sale of Assets                            30
         Section 9.5   Incorporation, Reorganization                                       31
         Section 9.6   Incorporation or Reorganization of Series                           31

ARTICLE X--Reports to Shareholders and Shareholder
            Communications                                                                 33

ARTICLE XI--Miscellaneous                                                                  33

         Section 11.1  Filing                                                              33
         Section 11.2  Section Headings                                                    34
         Section 11.3  Governing Law                                                       34
         Section 11.4  Counterparts                                                        34
         Section 11.5  Reliance by Third Parties                                           34
         Section 11.6  Provisions in Conflict with Law or Regulations                      34
         Section 11.7  Principal Office and Registered Agent                               35
         Section 11.8  Notices to Old Mutual and Investment Adviser                        35

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


                              DECLARATION OF TRUST

                                       OF

                                   OLD MUTUAL
                     EQUITY GROWTH ASSETS SOUTH AFRICA FUND

                       ----------------------------------

                          Dated as of September 1, 1995

                       ----------------------------------


    WHEREAS, the Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto; and

    WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable Shares of Beneficial Interest (par value $0.0001 per share) ("Shares") issued in one or more series as hereinafter provided;

    NOW, THEREFORE, the Trustees and any successor Trustees elected or appointed in accordance with this Declaration of Trust hereby declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of holders, from time to time, of the Shares issued hereunder and subject to the provisions hereof.

                                    ARTICLE I

                              NAME AND DEFINITIONS

    SECTION 1.1. NAME. The name of the trust created hereby is "Old Mutual Equity Growth Assets South Africa Fund".

    SECTION 1.2. DEFINITIONS. Wherever they are used herein, the following terms have the following respective meanings:

    "Administrator" means a party furnishing services to the Trust pursuant to any contract described in Section 4.3 hereof.

    "By-Laws" means the By-laws referred to in Section 3.9 hereof.

    "Code" means the United States Internal Revenue Code of 1986.

    "Collective Vehicle" means any collective or pooled investment vehicle in which the Trust may invest all or substantially all of its investable assets.

    "Commission" has the meaning specified in the 1940 Act.

    "Custodian" means a Person employed by the Trust to furnish services as described in Article X of the By-Laws.

    "Declaration" means this Declaration of Trust.

    "Entity" means any corporation, company, partnership, trust, unincorporated association, joint venture, limited liability company, mutual fund, or other legal or business entity.

    "Fiscal Year" means an annual period determined by the Trustees that ends on June 30 of each year or on such other day as is permitted or required by the Code.

    "Government Authority" means the government of the United States or any other country, any government of any political subdivision of the United States or any other country, or any court, tribunal, administrative or regulatory agency, taxing or revenue authority, central bank or banking regulatory authority, commission, or body of any of the foregoing having in any case appropriate jurisdiction.

    "Government Mandate" means any statute, law, rule, regulation, code, or ordinance duly adopted by any Government Authority, any treaty or compact between two or more Government Authorities, any judgment, order, decree, ruling, finding, determination, or injunction of any Government Authority, and any policy or procedure having the force of law of any Government Authority.

    "Interested Person" has the meaning given that term in the 1940 Act.

    "Investment Adviser" means a Person furnishing services to the Trust pursuant to any contract described in Section 4.1 hereof.

    "Majority Shareholder Vote" means a "vote of a majority of the outstanding voting securities", as defined in the 1940 Act, with respect to the Shares, provided that a "Majority Shareholder Vote of a series" means a "vote of a majority of the outstanding voting securities", as defined in the 1940 Act, with respect to the Shares of that particular series. At the date of this Declaration, Section 2(a)(42) of the 1940 Act provides in pertinent part as follows:

    The vote of a majority of the outstanding voting securities of a company means the vote, at the annual or a special meeting of the security holders of such company duly called, (A) of 67 per centum or more of the voting securities present at such meeting, if the holders of more than 50 per centum of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50 per centum of the outstanding voting securities of such company, whichever is less.

    "1940 Act" means the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

    "Old Mutual" means the South African Mutual Life Assurance Society.

    "Offering Document" means any private placement memorandum, prospectus, offering circular, or similar document authorized by the Trustees for use in connection with the offer and sale of Shares.

    "Person" means any individual, Entity, or Government Authority.

    "Placement Agent" means a Person furnishing services to the Trust pursuant to any contract described in Section 4.2 hereof.

    "Shareholder" means a record owner of outstanding Shares.

    "Shares" means the Shares of Beneficial Interest into which the beneficial interest in the Trust shall be divided from time to time or, when used in relation to any particular series of Shares established by the Trustees pursuant to Section 6.9 hereof, equal proportionate transferable units into which such series of Shares shall be divided from time to time. The term "Shares" includes fractions of Shares as well as whole Shares.

    "Transfer" means to sell, convey, transfer, assign, lease, exchange, quitclaim, donate, or otherwise dispose of, or, as appropriate, any sale, conveyance, transfer, assignment, lease, exchange, quitclaim, donation, or other disposition.

    "Transfer Agent" means a Person furnishing services to the Trust pursuant to any transfer agency contract described in Section 4.4 hereof.

    "Trust" refers to the Massachusetts voluntary association established by this Declaration.

    "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees, including any and all property allocated or belonging to any series of Shares pursuant to Section 6.9 hereof.

    "Trustees" means the persons who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified, and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such persons in their capacity as trustees hereunder.

    "United States" means the United States of America, including the fifty states, the District of Columbia, all territories and possessions, and any other areas subject to its jurisdiction.

    SECTION 1.3. RULES OF INTERPRETATION. The following rules shall apply in the construction and interpretation of this Declaration:

    (a)  The singular includes the plural, and the plural includes the singular.

    (b)  A reference to any gender includes each other gender.

    (c) A reference to any Person includes its legal successors and permitted assigns.

    (d) A reference to any contract, instrument, agreement, or other document, including any registration statement under the 1940 Act and any private placement memorandum or other offering document for the Shares, shall include any written amendment, supplement, or modification thereto and any replacement thereof.

    (e) A reference to any Government Mandate shall include any amendment or modification thereto and any replacement thereof.

    (f) A reference to any Section refers to that Section of this Declaration unless otherwise indicated.

    (g)  The words "include," "includes," and "including" are not limiting.

    (h) The words "hereof," "herein," and "hereunder" and words of similar import shall refer to this Declaration as a whole and not to any particular Section or subdivision of this Declaration.

                                   ARTICLE II

                                    TRUSTEES

    SECTION 2.1. NUMBER OF TRUSTEES. The number of Trustees shall be such number as shall be fixed from time to time by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three nor more than 15. Except as determined from time to time by resolution of the Trustees, no decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 2.2 hereof.

    SECTION 2.2. TERM OF OFFICE OF TRUSTEES. Subject to the provisions of
Section 16(a) of the 1940 Act, the Trustees shall hold office during the lifetime of the Trust and until its termination as hereinafter provided; except that (a) any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed with cause, at any time by written instrument signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective; (c) any Trustee who has attained a mandatory retirement age established pursuant to any written policy adopted from time to time by at least two-thirds of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy; (d) any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (e) a Trustee may be removed by a vote of Shareholders holding at least two-thirds of the outstanding Shares. For purposes of the foregoing clause (b), the term "cause" shall include willful misconduct, gross negligence, dishonesty, fraud, a felony conviction, or failure to comply with such written policies as may from time to time be adopted by at least two-thirds of the Trustees with respect to the conduct of Trustees and attendance at meetings. Upon the resignation, retirement, or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning, retiring, or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. The Trust shall promptly notify the Investment Adviser, or, if the Trust has no Investment Adviser and invests in a Collective Vehicle, the investment adviser of such Collective Vehicle of the resignation, retirement, or removal of any Trustee.

    SECTION 2.3. RESIGNATION AND APPOINTMENT OF TRUSTEES. In case of a vacancy as a result of the death, resignation, retirement, removal, or inability of any of the Trustees, by reason of an increase in number, or for any other reason, a majority of the remaining Trustees shall fill such vacancy by appointing such other individual as they in their discretion shall see fit. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

    SECTION 2.4. VACANCIES. The death, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, or the number of Trustees as fixed is reduced, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

    SECTION 2.5. DELEGATION OF POWER TO OTHER TRUSTEES. Any Trustee may, by power of attorney, delegate his rights, power, and authority under this Declaration for a period not exceeding six months at any one time to any other Trustee; provided that in no case shall fewer than two Trustees personally exercise the powers granted to the Trustees under this Declaration except as herein otherwise expressly provided.

                                   ARTICLE III

                               POWERS OF TRUSTEES

    SECTION 3.1. GENERAL.

    (a) The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations and maintain offices anywhere in the world both within and without the Commonwealth of Massachusetts and the United States, and to do all such other things and execute all such instruments as the Trustees deem necessary, convenient, or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. The provisions of this Declaration shall be construed so as to expand, to the fullest extent possible, the power and authority of the Trustees on behalf of the Trust.

    (b) The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders except as otherwise expressly provided herein. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary, convenient, or desirable in connection with the management of the Trust subject to this Declaration. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments (except as otherwise required by Government Mandate), but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purposes of the Trust.

    (c) The Trust shall be of the type commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

    (d) The enumeration of any specific power herein shall not be construed as limiting the power of the Trustees. The powers of the Trustees may be exercised without order of or resort to any Government Authority.

    SECTION 3.2. INVESTMENTS.

    (a)  The Trustees shall have the power:

    (i) to conduct, operate, and carry on the business of an investment company;

    (ii) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, Transfer, exchange, distribute, lend, or otherwise deal in or dispose of U.S. and non-U.S. currencies, any form of gold or other precious metal, commodity contracts, any form of option contract, contracts for the future acquisition or delivery of fixed income or other securities, shares of, or any other interest in, any investment company as defined in the 1940 Act, and securities and related derivatives of every nature and kind, including all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including:

         (A) any Government Authority, including the government of the Republic of South Africa or any province of South Africa and any agency, authority, or instrumentality of any such government;

         (B)  any international or supranational instrumentality,

         (C) any bank or savings institution organized under the laws of the United States, any other country, or any political subdivision of any other country,

         (D) any Entity organized under the laws of the United States, any other country, or any political subdivision of any other country; or

         (E)  any Collective Vehicle;

or in "when issued" contracts for any such securities, to retain Trust assets in cash and from time to time to change the securities or obligations in which the assets of the Trust are invested; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said investments;

    (iii) to hold any security or property in a form not indicating any trust, whether in bearer, unregistered, or other negotiable form; or either in the Trust's own name or in the name of a custodian or a nominee, subject in either case to proper safeguards according to the usual practice of Massachusetts trust companies or investment companies;

    (iv) to definitively interpret the investment objectives, policies, and limitations of the Trust or any series; and

    (v) to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, convenient, or desirable for the accomplishment of any purpose, the attainment of any object, or the furtherance of any power herein set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects, or powers.

    (b) The Trustees shall not be limited to investing in securities or obligations maturing before the possible termination of the Trust.

    (c) The Trustees shall have the power in their discretion without any requirement of approval by Shareholders to invest either all or a portion of the Trust Property in another investment company that is registered under the 1940 Act.

    SECTION 3.3. LEGAL TITLE. Legal title to all Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person or nominee, on such terms as the Trustees may determine. The right, title, and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal, insolvency, or death of a Trustee, such Trustee shall automatically cease to have any right, title, or interest in any of the Trust Property, and the right, title, and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not Transfer documents have been executed and delivered.

    SECTION 3.4. ISSUANCE AND REPURCHASE OF SECURITIES. The Trustees shall have the power to issue, Transfer, repurchase, redeem, retire, cancel, acquire, hold, reissue, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII, VIII, and IX and Section 6.9, to apply to any such repurchase, redemption, retirement, cancellation, or acquisition of Shares any funds of the Trust or other Trust Property whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

    SECTION 3.5. BORROWING MONEY; LENDING TRUST PROPERTY. The Trustees shall have power to (a) borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging, granting security interests in, or otherwise using as security the Trust Property, (b) endorse, guarantee, or undertake the performance of any obligation, contract, or engagement of any other Person and
(c) lend Trust Property.

    SECTION 3.6. DELEGATION; COMMITTEES. The Trustees shall have power to delegate from time to time to committees of Trustees or others or to officers, employees, independent contractors, or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient. The Trustees may specify, modify, limit, and terminate the rights, power, and authority of any such committees, officers, employees, contractors, and agents. The Trustees may specify and modify the rules, policies, and procedures governing any such committees, officers, employees, contractors, and agents or may authorize such committees, officers, employees, contractors, and agents to adopt and modify such rules, policies, and procedures (subject in each case to the power of the Trustees to amend, modify, supplement, or repeal the same).

    SECTION 3.7. COLLECTION AND PAYMENT. Subject to Section 6.9, the Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, arbitrate, defend, compromise, or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations owing to the Trust; and to enter into releases, agreements, and other instruments in connection with the foregoing.

    SECTION 3.8. EXPENSES. Subject to Section 6.9, the Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees, contractors, agents, and Trustees. The Trustees shall be reimbursed from the Trust Property, or the assets belonging to the appropriate series, for their expenses and disbursements and for all losses and liabilities by them incurred in administering the Trust; and for the payment of such expenses, disbursements, losses, and liabilities, the Trustees shall have a lien on the Trust Property, or the assets belonging to the appropriate series, prior to any rights or interests of the Shareholders, or the Shareholders of such series, thereto.

    SECTION 3.9. MANNER OF ACTING; BY-LAWS. Except as otherwise provided herein or in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum (as determined in the ByLaws) is present, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons who have given notice to the presiding officer that they wish to participate in the meeting can hear each other, or by written consents of all of the Trustees. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.

    SECTION 3.10. MISCELLANEOUS POWERS. The Trustees shall have the power to:
(a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships, and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring any Shareholders, Administrators, Trustees, officers, employees, agents, Investment Advisers, Placement Agents, selected dealers, or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, Share purchase, and other retirement, incentive, and benefit plans for any Trustees, officers, employees, contractors, or agents of the Trust; (e) to the extent permitted by Government Mandate, indemnify any person with whom the Trust has dealings, including any Investment Adviser, Administrator, Custodian, Placement Agent, Transfer Agent, dealer, or other agent or independent contractor, to such extent as the Trustees shall determine;
(f) guarantee indebtedness or contractual obligations of others; (g) determine and change the Fiscal Year of the Trust and the method by which its accounts shall be kept; (h) adopt a seal for the Trust, provided that the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust; (i) set record dates for any purpose; (j) subject to Section 9.4 and Section 9.6, merge or consolidate the Trust or any series with any other Entity and Transfer all or substantially all of the assets of the Trust to another Person; and (k) set apart, from time to time, out of any funds of the Trust reserves for any proper purpose, and abolish any such reserves.

    SECTION 3.11. PRINCIPAL TRANSACTIONS. Except in transactions that are not prohibited by the 1940 Act, or that are permitted by any order of exemption issued by the Commission, the Trustees shall not, on behalf of the Trust, buy any securities (other than Shares) from or Transfer any securities (other than Shares) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Administrator, Custodian (other than repurchase agreements), Placement Agent, or Transfer Agent or with any Interested Person of such Person; but the Trust may, upon customary terms, employ any such Person, or any firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent, or custodian.

    SECTION 3.12. TRUSTEES AND OFFICERS AS SHAREHOLDERS. Except as hereinafter provided, no officer, Trustee or member of any advisory board of the Trust, and no member, partner, officer, director, or trustee of any Investment Adviser, Administrator, or Placement Agent, and no Investment Adviser, Administrator, or Placement Agent of the Trust, shall take long or short positions in the securities issued by the Trust. The foregoing provision shall not prevent:

    (a) The Placement Agent from purchasing Shares from the Trust if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission, and cancellation of orders) to purchases for the purpose of filling orders for Shares received by the Placement Agent and provided that orders to purchase from the Trust are entered with the Trust or the Custodian promptly upon receipt by the Placement Agent of purchase orders for Shares, unless the Placement Agent is otherwise instructed by its customer;

    (b) The Placement Agent from purchasing Shares as agent for the account of the Trust; or

    (c) The purchase from the Trust or from the Placement Agent of Shares by any officer, Trustee, or member of any advisory board of the Trust or by any member, partner, officer, director, or trustee of any Investment Adviser, Administrator, or Placement Agent at a price not lower than the net asset value of the Shares at the moment of such purchase, provided that any such sales are only to be made pursuant to a uniform offer described in the current Offering Document for the Shares being purchased.

                                   ARTICLE IV

     INVESTMENT ADVISER, PLACEMENT AGENT, ADMINISTRATOR, AND TRANSFER AGENT

    SECTION 4.1. INVESTMENT ADVISER. Subject to a Majority Shareholder Vote of each series affected thereby, the Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts whereby the other party to each such contract shall undertake to furnish the Trust such management, investment advisory, statistical, and research facilities and services, and such other facilities and services, if any, with respect to one or more series of Shares, as the Trustees shall from time to time consider necessary, convenient, or desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provision of this Declaration, the Trustees may delegate to the Investment Adviser authority (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans, or Transfers of assets of the Trust on behalf of the Trustees or may authorize any officer, employee, or Trustee to effect such purchases, sales, loans, or Transfers pursuant to recommendations of the Investment Adviser (and all without further action by the Trustees). Any of such purchases, sales, loans, or Transfers shall be deemed to have been authorized by all the Trustees. Such services may be provided by one or more Persons.

    SECTION 4.2. PLACEMENT AGENT. The Trustees may in their discretion from time to time enter into one or more placement agreements providing for the sale of Shares whereby the Trust may either agree to issue Shares to the other party to any such contract or appoint any such other party its sales agent for Shares. In either case, any such contract shall be on such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of this Declaration or the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer and sales agreements with registered securities dealers and depository institutions to further the purpose of the placement or repurchase of the Shares. Such services may be provided by one or more Persons.

    SECTION 4.3. ADMINISTRATOR. The Trustees may in their discretion from time to time enter into one or more contracts for the provision of administrative services to the Trust as the Trustees shall from time to time consider necessary, convenient, or desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of this Declaration or the By-Laws. Such services may be provided by one or more Persons.

    SECTION 4.4. TRANSFER AGENT. The Trustees may in their discretion from time to time enter into one or more contracts for the provision of transfer agency services to the Trust or to Shareholders of the Trust as the Trustees shall from time to time consider necessary, convenient, or desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of this Declaration or the By-Laws. Such services may be provided by one or more Persons.

    SECTION 4.5. STRUCTURING AGENT. The Trustees may in their discretion from time to time enter into one or more agreements for the provision of structuring services and advice to the Trust on such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of this Declaration or the By-Laws. Such services may be provided by one or more Persons.

    SECTION 4.6. PARTIES TO CONTRACT. Any contract of the character described in
Section 4.1, 4.2, 4.3, 4.4 or 4.5 or any Custodian contract as described in
Article X of the By-Laws may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, partner, director, trustee, shareholder, or member of such other party to the contract, or otherwise interested in such contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of any such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV or the By-Laws.

                                    ARTICLE V

                    LIMITATIONS ON LIABILITY OF SHAREHOLDERS,
                               TRUSTEES AND OTHERS

    SECTION 5.1. NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, ETC. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations, or affairs of the Trust. No Trustee, officer, or employee of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust and all Persons other than the Trust or its Shareholders shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, or employee, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein. Notwithstanding any other provision of this Declaration to the contrary, no Trust Property shall be used to indemnify or reimburse any Shareholder of any Shares of any series other than Trust Property allocated or belonging to that series.

    SECTION 5.2. NON-LIABILITY OF TRUSTEES, ETC. No Trustee, officer, or employee of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee, or agent of the Trust for any action or failure to act (including the failure to compel in any way any former or acting Trustee to redress any breach of trust), or for any error of judgment or mistake of fact or law, except for his own bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties.

    SECTION 5.3. MANDATORY INDEMNIFICATION; INSURANCE.

    (a) Subject to the exceptions and limitations contained in paragraph (b) below:

    (i) every person who is or has been a Trustee, officer, or employee of the Trust shall be indemnified by the Trust, to the fullest extent permitted by Government Mandate (including the 1940 Act) against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit, or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee, officer, or employee and against amounts paid or incurred by him in the settlement thereof; and

    (ii) for all purposes of this Article V, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits, or proceedings (civil, criminal, administrative, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

    (b) No indemnification shall be provided hereunder to a Trustee, officer, or employee:

    (i) against any liability to the Trust or the Shareholders by reason of a final adjudication by the Government Authority before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office;

    (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

    (iii) in the event of a settlement involving a payment by a Trustee, officer, or employee or other disposition not involving a final adjudication as provided in paragraph (b) (i) or (b) (ii) above resulting in a payment by a Trustee, officer, or employee, unless there has been either a determination that such Trustee, officer, or employee did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office by the Government Authority approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct:

         (A) by vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

         (B)   by written opinion of independent legal counsel.

    (c) Subject to the provisions of the 1940 Act, the Trust may maintain insurance for the protection of the Trust Property and the Trust's present or former Shareholders, Trustees, officers, employees, independent contractors, and agents in such amounts as the Trustees shall deem adequate to cover possible tort liability (whether or not the Trust would have the power to indemnify such Persons against such liability), and such other insurance as the Trustees in their sole judgment shall deem advisable.

    (d) The rights of indemnification herein provided shall be severable, shall not affect any other rights to which any Trustee, officer, or employee may now or hereafter be entitled, shall continue as to a Person who has ceased to be such a Trustee, officer, or employee, and shall inure to the benefit of the heirs, executors, and administrators of such Person. Nothing contained herein shall affect any rights to indemnification to which personnel other than Trustees, officers, and employees may be entitled by contract or otherwise under Government Mandate.

    (e) Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this
Section 5.3 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 5.3, provided that either:

    (i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

    (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

    As used in this Section 5.3 a " Disinterested Trustee" is one (i) who is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation, or order of the Commission), and (ii) against whom none of such actions, suits, or other proceedings or another action, suit, or other proceeding on the same or similar grounds is then or had been pending.

    SECTION 5.4. NO BOND REQUIRED OF TRUSTEES. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

    SECTION 5.5. NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS, ETC. No purchaser, lender, Transfer Agent, or other Person dealing with the Trustees or any officer, employee, or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee, or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee, or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust, or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees, or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust, or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under this Declaration, and that the obligations of any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the trust estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind any of the Trustees or Shareholders individually.

    SECTION 5.6. RELIANCE ON EXPERTS, ETC. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Placement Agent, Transfer Agent, selected dealers, accountants, appraisers, or other experts or consultants selected with reasonable care by the Trustees, officers, or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

    SECTION 6.1. BENEFICIAL INTEREST. The beneficial interest in the Trust shall be divided into transferable Shares, which may be divided into one or more series as provided in Section 6.9. Each such series shall have such classes of Shares as the Trustees may from time to time determine. The number of Shares authorized hereunder is unlimited. The Trustees may divide or combine the Shares into a greater or lesser number, and may classify or reclassify any unissued Shares into one or more series or classes of Shares. All Shares issued hereunder including Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and non-assessable.

    SECTION 6.2. RIGHTS OF SHAREHOLDERS. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights, or interests of the Trust nor shall they be required to assume any losses of the Trust in excess of their respective interests in the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion, or exchange rights, except as the Trustees may determine. Every Shareholder by virtue of having become a Shareholder shall be held expressly to have assented and agreed to the terms of this Declaration and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action before any Government Authority or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust.

    SECTION 6.3. TRUST ONLY. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and the Shareholders. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

    SECTION 6.4. ISSUANCE OF SHARES. The Trustees in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such parties and for such amount and type of consideration, including cash or property, and on such terms as the Trustees may deem necessary, convenient, or desirable, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection, with the assumption of liabilities) and businesses. The Trustees may impose a sales charge or commission on issuances of Shares or authorize a Placement Agent to impose such a sales charge or commission. The Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any series into a greater or lesser number without thereby changing their proportionate beneficial interests in Trust Property allocated or belonging to such series. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractions of a Share.

    SECTION 6.5. REGISTER OF SHARES. A register shall be kept at the principal office of the Trust or at an office of the Transfer Agent (and/or any sub-transfer agent) which register shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent, a sub-transfer agent, or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

    The Trust shall be entitled to treat the holder of record of any Share as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim of interest in such Share on the part of any other Person except as may be otherwise expressly provided by Government Mandate.

    SECTION 6.6. TRANSFER OF SHARES. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto authorized in writing, upon delivery to the Trustees, the

Transfer Agent, or a sub-transfer agent of a duly executed instrument of Transfer together with any certificates (if issued) for such Shares and such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. The Trustees may impose such restrictions upon the transfer of Shares (either generally or with respect to Shares of a particular series) as they determine to be necessary, convenient, or desirable for purposes of complying with applicable Government Mandates. Upon such delivery the Transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent, sub-transfer agent, or registrar nor any officer, employee, or agent of the Trust shall be affected by any notice of the proposed Transfer.

    Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees, the Transfer Agent, or a sub-transfer agent; but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent, sub-transfer agent, or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy, or incompetence, or other operation of law.

    SECTION 6.7. NOTICES. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

    SECTION 6.8. VOTING POWERS.

    (a) The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Section 16 of the 1940 Act, (ii) for the removal of Trustees as provided in Section 2.2, (iii) with respect to any investment advisory or management contract as provided in Section 4.1, (iv) with respect to termination of the Trust as provided in Section 9.2, (v) with respect to any amendment of this Declaration to the extent and as provided in Section 9.3, (vi) with respect to any merger, consolidation, or sale of assets as provided in Sections 9.4 and 9.6, (vii) with respect to incorporation of the Trust or any series to the extent and as provided in Sections 9.5 and 9.6, (viii) to the same extent as the stockholders of a

Massachusetts business corporation as to whether or not a court action, proceeding, or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (ix) with respect to such additional matters relating to the Trust as may be required by this Declaration, the By-Laws, or applicable Government Mandate, or as the Trustees may consider necessary, convenient, or desirable. The Trust shall promptly notify the Investment Adviser, or, if the Trust has no Investment Adviser and invests in a Collective Vehicle, the investment adviser of such Collective Vehicle of any vote by the Shareholders under this Section 6.8.

    (b) Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust shall not be voted. Shares shall be voted by individual series on any matter submitted to a vote of the Shareholders of the Trust except as provided in Section 6.9(g). There shall be no cumulative voting in the election of Trustees. The By-Laws may include further provisions for Shareholder votes, quorums, meetings and related matters.

    (c) Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by Government Mandate, this Declaration, or the By-Laws to be taken by Shareholders.

    SECTION 6.9. SERIES DESIGNATION. The Trustees, in their discretion, may authorize the division of Shares into one or more series, and the different series shall be established and designated, and the variations in the relative rights, privileges, and preferences as between the different series shall be fixed and determined by the Trustees subject in all respects to the following provisions:

    (a) All Shares shall be identical except that (i) there may be such variations as shall be fixed and determined by the Trustees between different series as to purchase price, right of redemption, the price, terms, and manner of redemption, and special and relative rights as to dividends and on liquidation, and (ii) there shall be such variations as to voting rights as specified in Section 6.9(g).

    (b) The number of authorized Shares and the number of Shares of each series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any series into one or more series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series reacquired by the Trust at their discretion from time to time.

    (c) All consideration received by the Trust for the issuance or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income and earnings thereon, profits therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held in trust for the benefit of Shareholders of that series for all purposes, subject only to the rights of creditors of such series, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, proceeds, funds, or payments which are not readily identifiable as held for the benefit of Shareholders of any particular series, the Trustees shall allocate them to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. No Shareholder of any particular series shall have any claim on or right to any assets allocated or belonging to any other series.

    (d) The assets belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and any expenses, costs, charges, and reserves attributable to that series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. Under no circumstances shall the assets allocated or belonging to any particular series be charged with liabilities, expenses, costs, charges, or reserves attributable to any other series. All Persons who have extended credit that has been allocated to a particular series, or who have a claim or contract that has been allocated to any particular series, shall look only to the assets of that particular series for payment of such credit, claim, or contract.

    (e) The power of the Trustees to invest and reinvest the Trust Property allocated or belonging to any particular series shall be governed by Section 3.2 unless otherwise provided in the instrument of the Trustees establishing such series which is hereinafter described.

    (f) Each Share of a series shall represent a beneficial interest in the net assets allocated or belonging to such series only, and such interest shall not extend to the assets of the Trust generally. Dividends and distributions on Shares of a particular series may be paid with such frequency as the Trustees may determine, which may be monthly or otherwise, pursuant to a standing vote adopted only once or with such frequency as the Trustees may determine, to the Shareholders of that series only, from such of the income and capital gains, accrued or realized, from the assets belonging to that series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that series. All dividends and distributions on Shares of a particular series shall be distributed pro rata to the Shareholders of that series in proportion to the number of Shares of that series held by such Shareholders at the date and time of record established for the payment of such dividends or distributions. Shares of any particular series of the Trust may be redeemed solely out of Trust Property allocated or belonging to that series. Upon liquidation or termination of a series of the Trust, Shareholders of such series shall be entitled to receive a pro rata share of the net assets of such series only.

    (g) On any matter submitted to a vote of the Shareholders of the Trust, all Shares then entitled to vote shall be voted by individual series, except that
(i) when required by the 1940 Act or Section 9.3 to be voted in the aggregate, Shares shall not be voted by individual series, (ii) the Shares shall vote as one class in the election and removal of Trustees, and (iii) when the Trustees have determined that the matter affects the interests of Shareholders of all series or classes of Shares and that the Shares shall vote as one class on the matter.

    (h) The establishment and designation of any series of Shares shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument, or upon a resolution adopted by a majority of the Trustees and the execution by an officer of the Trust on behalf of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

    (i) Notwithstanding anything in this Declaration to the contrary, the Trustees may, in their discretion, authorize the division of Shares of any series into Shares of one or more classes or subseries of such series. All Shares of a class or a subseries shall be identical with each other and with the Shares of each other class or subseries of the same series except for such variations between classes or subseries as may be approved by the Board of Trustees and be permitted under the 1940 Act or pursuant to any exemptive order issued by the Commission.

    (j) The Trust shall promptly notify the Investment Adviser, or, if the Trust has no Investment Adviser and invests in a Collective Vehicle, the investment adviser of such Collective Vehicle, of the establishment or designation of any new series.

                                   ARTICLE VII

                                   REDEMPTIONS

    SECTION 7.1. REDEMPTIONS. In case any Shareholder at any time desires to dispose of his Shares, he may deposit his certificates therefor (if any), duly endorsed in blank or accompanied by an instrument of Transfer executed in blank, or if the Shares are not represented by any certificate, a written request or other such form of request as the Trustees may from time to time authorize, at the office of the Transfer Agent or a sub-transfer agent keeping the register of Shares with respect to such Shareholders, or at the office of any bank or trust company, either in or outside of the Commonwealth of Massachusetts, which is a member of the Federal Reserve System and which the said Transfer Agent or the said sub-transfer agent has designated in writing for that purpose, together with an irrevocable offer in writing in a form acceptable to the Trustees to Transfer the Shares represented thereby to the Trust at the net asset value per Share thereof (less any applicable redemption fee or sales charge), next determined after such deposit as provided in Article VIII. The Trustees may authorize the Transfer Agent to designate the hours of each day during which requests for redemptions of Shares will be accepted. Payment (which may be in cash or in kind) for said Shares shall be made to the Shareholder within seven days after the date on which the deposit is made, unless (a) the date of payment is postponed pursuant to Section 7.2, or
(b) the receipt, or verification of receipt, of the purchase price for the Shares to be redeemed is delayed, in either of which events payment may be delayed beyond seven days. The Trustees may impose a redemption fee or sales charge on redemptions of Shares (either generally or with respect to Shares of a particular series) and may authorize a service provider of the Trust to impose such a redemption fee or sales charge. The Trust may, but shall not be obligated to, (a) pay a fee or other amount to Old Mutual, any wholly-owned direct or indirect subsidiary of Old Mutual, or any Collective Vehicle in an amount approved by the Trustees in consideration for an undertaking by such party (or an affiliate of such party) to make arrangements under which cash is provided to the Trust, directly or indirectly, for the purpose of funding redemptions of Shares, and (b) apply the proceeds of any redemption fee to fund payment of the fee referred to in clause (a).

    SECTION 7.2. SUSPENSION OF RIGHT OF REDEMPTION. The Trust may declare a suspension of the right of redemption or postpone the date of payment of the redemption proceeds for the whole or any part of any period (a) during which the New York Stock Exchange is closed other than customary week-end and holiday closings, (b) during which trading on the New York Stock Exchange is restricted,
(c) during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or
(d) during which the Commission for the protection of Shareholders by order permits the suspension of the right of redemption or postponement of the date of payment of the redemption proceeds; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (b), (c), or (d) exist. Such suspension shall take effect at such time as the Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment of the redemption proceeds until the Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which the New York Stock Exchange shall have reopened or the period specified in (b) or (c) shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Trust shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value upon the termination of the suspension.

         SECTION 7.3. DISCLOSURE OF HOLDING. The Shareholders shall upon request disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary or convenient to comply with the Code, or any other applicable Government Mandate. Upon the failure of a Shareholder to comply with such a request of the Trustees, the Trust shall have the power to redeem the Shares of such Shareholder at a redemption price determined in accordance with Section 7.1.

    SECTION 7.4. REDEMPTIONS OF ACCOUNTS OF LESS THAN MINIMUM AMOUNT. The Trustees shall have the power at any time to redeem Shares of any Shareholder at a redemption price determined in accordance with Section 7.1 if at such time the aggregate net asset value of the Shares (or the number of Shares) owned by such Shareholder is less than a minimum amount (or number of Shares), if any, as determined from time to time by the Trustees.

                                  ARTICLE VIII

                        DETERMINATION OF NET ASSET VALUE,
                          NET INCOME, AND DISTRIBUTIONS

    SECTION 8.1. DECLARATION AND CALCULATION OF DIVIDENDS, ETC. The Trustees may from time to time declare and pay dividends and other distributions (in cash or in kind) in respect of the Shares or any series. The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted vote of the Trustees such procedures and schedules for determining the net asset value of the Shares, the net income of the Trust or any series, or the amount, record date, and payment date of dividends and distributions in respect of the Shares or any series.

    SECTION 8.2. STANDING RESOLUTIONS. Dividends and other distributions may be declared pursuant to a standing resolution adopted only once or with such frequency as the Trustees may determine, and may, if so determined by the Trustees, be payable in Shares at the election of each Shareholder entitled to receive such dividends and distributions.

    SECTION 8.3. ALLOCATION OF DIVIDENDS AND DISTRIBUTIONS. All dividends and distributions on Shares (or on Shares of a particular series) shall be distributed pro rata to the Shareholders (or Shareholders of that series) in proportion to the number of Shares (or Shares of that series) held by each of them as of the record date for such dividend or distribution.

    SECTION 8.4. DIVIDENDS PAYABLE IN SHARES. The Trustees may at any time declare and distribute a dividend payable in Shares or other securities of the Trust among the Shareholders (or among the Shareholders of a particular series or class).

                                   ARTICLE IX

                         DURATION; TERMINATION OF TRUST;
                            AMENDMENT; MERGERS, ETC.

    SECTION 9.1. DURATION. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

    SECTION 9.2. TERMINATION OF TRUST.

    (a) The Trust may be terminated by a Majority Shareholder Vote, or by the Trustees with written notice to the Shareholders. Any series of the Trust may be terminated by a Majority Shareholder Vote of that series, or by the Trustees with written notice to the Shareholders of that series. Upon the termination of the Trust or any series of the Trust:

    (i) The Trust or series of the Trust shall carry on no business except for the purpose of winding up its affairs.

    (ii)  The Trustees shall notify Old Mutual of the termination.

    (iii) Upon either (1) receipt by the Trustees of notice from Old Mutual that it will not exercise its right of purchase under Section 9.7 with respect to Shares of the Trust or series, (2) failure of Old Mutual to exercise its rights under Section 9.7 within 30 days of the notice under clause (ii) above with respect to the Shares of the Trust or the series, or (3) purchase by Old Mutual of all Shares of the Trust or the series under Section 9.7 and approval by Old Mutual of the winding up of the Trust or the series, the Trustees shall proceed to wind up the affairs of the Trust or series of the Trust and all the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or series of the Trust shall have been wound up, including the power to
(A) fulfill or discharge the contracts of the Trust, (B) collect the assets of the Trust or series of the Trust, (C) Transfer all or any part of the remaining Trust

Property of the Trust or series of the Trust to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities, or other property of any kind, (D) discharge or pay the liabilities of the Trust or series of the Trust, and (E) do all other acts necessary, convenient, or desirable in the discretion of the Trustees to liquidate the business of the Trust or series of the Trust.

    (iv) After (A) the Trust has paid or made adequate provision for the payment of all liabilities, (B) the Trustees have received such releases, indemnities, and refunding agreements as they deem necessary, convenient, or desirable, and
(C) either (I) receipt by the Trustees of notice from Old Mutual that it will not exercise its right of purchase under Section 9.7 with respect to Shares of the Trust or series, (II) failure of Old Mutual to exercise its rights under
Section 9.7 within 30 days of the notice under clause (ii) above with respect to the Shares of the Trust or the series, or (3) purchase by Old Mutual of all Shares of the Trust or the series under Section 9.7 and approval by Old Mutual of such distribution, the Trustees may distribute the remaining Trust Property of the Trust or series of the Trust, in cash or in kind, or partly in cash and partly in kind, among the Shareholders of the Trust or series of the Trust according to the number of Shares, or Shares of that series, held by each of them respectively.

    (b) After termination of the Trust (or any series of the Trust) and a liquidating distribution to the Shareholders of the Trust (or such series of the Trust) as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder with respect to the Trust (or such series of the Trust), and the rights and interests of all Shareholders of the Trust (or such series of the Trust) shall thereupon cease.

    SECTION 9.3. AMENDMENT PROCEDURE. All rights granted to Shareholders hereunder are granted subject to a right to amend this Declaration, except as otherwise provided.

    (a) This Declaration may be amended by a Majority Shareholder Vote or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of the Shares. The Trustees may also amend this Declaration without the vote or consent of Shareholders to designate series in accordance with Section 6.9, to change the name of the Trust, to supply any omission, to cure, correct, or supplement any ambiguous, defective, or inconsistent provision hereof, or to conform this Declaration to the requirements of applicable Government Mandates or the regulated investment company provisions of the Code, but the Trustees shall not be liable for failing to make any such amendments.

    (b) An amendment that the Trustees have determined would affect the rights, privileges, or interests of a particular series of Shares, but not the rights, privileges, or interests of all series of Shares generally, and which would otherwise require a Majority Shareholder Vote under paragraph (a) of this
Section 9.3, may be made by a Majority Shareholder Vote of such series rather than a Majority Shareholder Vote.

    (c) No amendment to this Declaration may change any rights with respect to the Shares, or any series of Shares, by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the Majority Shareholder Vote, or a Majority Shareholder Vote of that series. No amendment to this Declaration may impair the exemption from personal liability of the Shareholders, Trustees, officers, employees, and agents of the Trust or permit assessments upon Shareholders.

    (d) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

    (e) Prior to the issuance of any Shares, this Declaration may be amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

    (f) No provision of this Declaration relating to or in any way affecting Old Mutual's right of purchase under Section 9.7 or any notice in respect thereof shall be amended or modified without the prior written consent in each instance of Old Mutual.

    (g) The Trust shall promptly notify the Investment Adviser, or, if the Trust has no Investment Adviser and invests in a Collective Vehicle, the investment adviser of such Collective Vehicle, of any amendment to this Declaration.

    SECTION 9.4. MERGER, CONSOLIDATION, AND SALE OF ASSETS. The Trust may merge or consolidate with any other Entity or may Transfer all or substantially all of the Trust Property (or all or substantially all of the

Trust Property allocated or belonging to a particular series of the Trust) including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for such purpose by the vote of the holders of two-thirds of the outstanding Shares of all series of the Trust voting as a single class, or of the affected series of the Trust, as the case may be, or by an instrument in writing without a meeting, consented to by the vote of the holders of two-thirds of the outstanding Shares of all series of the Trust voting as a single class, or of the affected series of the Trust, as the case may be; provided, however, that
(I) if such merger, consolidation, or Transfer is recommended by the Trustees, the vote or written consent by Majority Shareholder Vote shall be sufficient authorization; and any such merger, consolidation, or Transfer shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts, and (II) no Shareholder approval shall be required for Transfers in connection with a termination of the Trust under
Section 9.2. Nothing contained herein shall be construed as requiring approval of Shareholders for any Transfer of assets in the ordinary course of the business of the Trust. Prior to taking any action pursuant to a Shareholder vote authorizing a merger, consolidation, or Transfer of all or substantially all of the Trust Property (or all or substantially all of the Trust Property allocated to any particular series of the Trust), the Trust shall promptly notify the Investment Adviser, or, if the Trust has no Investment Adviser and invests in a Collective Vehicle, the investment adviser of such Collective Vehicle, of such Shareholder vote.

    SECTION 9.5. INCORPORATION, REORGANIZATION. With a Majority Shareholder Vote, the Trustees may (a) cause to be organized or assist in organizing an Entity under the laws of any jurisdiction to acquire all or part of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, (b) Transfer all or part of the Trust Property to any such Entity in exchange for the shares or securities thereof or otherwise, and (c) lend money to, subscribe for the shares or securities of, and enter into any contracts with any such Entity in which the Trust holds or is about to acquire shares or any other interest. Subject to Section 9.4, the Trustees may also cause a merger or consolidation between the Trust and any such Entity if and to the extent permitted by Government Mandate. Nothing contained in this
Section 9.5 shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing an Entity and Transferring a portion of the Trust Property to such Entity in the ordinary course of the business of the Trust. Prior to taking any action pursuant to a Shareholder vote under this Section 9.5, the Trust shall promptly notify the Investment Adviser, or, if the Trust has no Investment Adviser and invests in a Collective

Vehicle, the investment adviser of such Collective Vehicle, of such Shareholder vote.

    SECTION 9.6. INCORPORATION OR REORGANIZATION OF SERIES. With a Majority Shareholder Vote of any series, the Trustees may (a) cause to be organized or assist in organizing an Entity under the laws of any jurisdiction to acquire all or part of the Trust Property of such series or to carry on any business in which such series shall directly or indirectly have any interest, (b) Transfer all or part of the Trust Property of such series to any such Entity in exchange for the shares or securities thereof or otherwise, and (c) lend money to, subscribe for the shares or securities of, and enter into any contracts with any such Entity in which such series holds or is about to acquire shares or any other interest. Subject to Section 9.4, the Trustees may also cause a merger or consolidation between such series and any such Entity if and to the extent permitted by Government Mandate. Nothing contained in this Section 9.6 shall be construed as requiring approval of Shareholders of any series for the Trustees to organize or assist in organizing an Entity and Transferring a portion of the Trust Property of such series to such Entity in the ordinary course of the business of such series. Prior to taking any action pursuant to a Shareholder vote under this Section 9.6, the Trust shall promptly notify the Investment Adviser, or, if the Trust has no Investment Adviser and invests in a Collective Vehicle, the investment adviser of such Collective Vehicle of such Shareholder vote.

    SECTION 9.7. RIGHT OF PURCHASE. Upon any vote to terminate the Trust or any series under the first two sentences of Section 9.2(a) or any vote of trustees, directors, investors, or other controlling persons of any Collective Vehicle to terminate or dissolve such Collective Vehicle, Old Mutual shall have the right to purchase all, but not less than all, of the Shares of the Trust or such series at a price equal to the aggregate net asset value of such Shares (as next determined in accordance with the By-Laws following such notice to the Trustees) upon the terms and conditions of this Section. Old Mutual may exercise any right of purchase by, within 30 days of the notice required under Section 9.2(a)(ii) or of any notice with respect to a vote to terminate or dissolve a Collective Vehicle, delivering a notice to the Trustees making reference to this Section, stating that Old Mutual is exercising its right of purchase hereunder, and specifying a purchase date not less than 5 nor more than 30 days after the date of such notice (the "Purchase Date"). The Trustees shall promptly notify each Shareholder of the exercise of the right of purchase and of the Purchase Date and request that Shareholders submit any certificates representing Shares subject to purchase ("Subject Shares") to the Transfer Agent, duly endorsed in blank, on or before the Purchase

Date. On the Purchase Date upon receipt by the Trust of an amount in cash equal to the aggregate price of the Subject Shares as aforesaid, the Subject Shares shall be transferred to Old Mutual or its designee upon the register of Shareholders. The Trust shall forthwith distribute the price for the Subject Shares to the Persons entitled thereto (against surrender of any certificate representing such Shares duly endorsed in blank to the extent not previously submitted to the Transfer Agent), and any certificate representing Subject Shares that was not submitted to the Transfer Agent shall, from and after the Purchase Date, represent only the right to receive a ratable portion of such price. In the event Old Mutual notifies the Trustees that it is exercising its right of purchase under this Section, the Trust shall not without the prior written consent of Old Mutual, at any time, (a) merge, consolidate, or reorganize the Trust or any series, (b) make any Transfer of Trust Property (or the assets of any series) outside of the ordinary course, (c) make any in-kind distributions of any Trust Property (or assets of the series subject to the right of purchase), or (d) amend this Declaration. No transaction under any of Sections 9.4, 9.5, and 9.6 that terminates, materially modifies, or materially reduces the practical effect or benefit of Old Mutual's rights under this
Section 9.7 shall be effected without the prior written consent in each instance of Old Mutual.

                                    ARTICLE X

             REPORTS TO SHAREHOLDERS AND SHAREHOLDER COMMUNICATIONS

    The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

                                   ARTICLE XI

                                  MISCELLANEOUS

    SECTION 11.1. FILING. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other place or places as may be required under the Government Mandates of the Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment shall be signed by a majority of the Trustees or shall be accompanied by a certificate of an appropriate officer of the Trust stating that such amendment was properly approved. Unless such amendment or certificate sets forth a later date on which it shall take effect, any amendment shall take effect as of its approval. A restated Declaration, integrating into a single instrument all of the provisions of this Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of this original Declaration and the various amendments thereto.

    SECTION 11.2. SECTION HEADINGS. Section headings are placed herein for convenience of reference only and shall not affect the meaning or interpretation of this Declaration.

    SECTION 11.3. GOVERNING LAW. This Declaration shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to any choice of law rules that would require application of the Government Mandates of any other jurisdiction.

    SECTION 11.4. COUNTERPARTS. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

    SECTION 11.5. RELIANCE BY THIRD PARTIES. Any certificate executed by a Trustee certifying to: (a) the number or identity of Trustees or Shareholders,
(b) the due authorization or execution of any instrument or writing on behalf of the Trust, (c) the form of any vote passed at a meeting of Trustees or Shareholders or adopted by written consent of the Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration,
(e) the form of any By-Laws adopted by or the identity of any officers of the Trust, or (f) the existence of any fact that in any manner relates to the affairs of the Trust, shall be conclusive evidence, absent actual fraud or manifest error, as to the matters so certified in favor of any Person to whom such certificate is addressed.

    SECTION 11.6. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

    (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Code, or with other applicable Government Mandates, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided however, that (i) such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination, (ii) the Trust shall promptly notify the Investment Adviser, or, if the Trust has no Investment Adviser and invests in a Collective Vehicle, the investment adviser of such Collective Vehicle, of any such determination, and (iii) the Trust shall promptly notify Old Mutual of any such determination with respect to any of Sections 9.2(a)(ii), 9.3(f), 9.7, or 11.8.

    (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

    SECTION 11.7. PRINCIPAL OFFICE AND REGISTERED AGENT. The name of the registered agent of the Trust is John Collis, Richmond House, 12 Par-la-Ville Road, Hamilton, Bermuda. The principal office of the Trust is Richmond House, 12 Par-la-Ville Road, Hamilton, Bermuda. The Trustees may, without the approval of Shareholders, change the registered agent of the Trust and the principal office of the Trust.

    SECTION 11.8. NOTICES TO OLD MUTUAL AND INVESTMENT ADVISER. All notices required to be given to Old Mutual or the Investment Adviser (or any investment adviser of any Collective Vehicle) under this Declaration shall be submitted in writing (a) to Old Mutual at Mutualpark, Jan Smuts Drive, Pinelands, 7405, South Africa or at such other address as Old Mutual may, from time to time, request with notice to the Trustees and (b) to such Investment Adviser (or investment adviser) at the then effective address for notices to such Investment Adviser or investment adviser under its advisory agreement with the Trust or such Collective Vehicle. Any notice to Old Mutual, the Investment Adviser, or an investment adviser of a Collective Vehicle shall be effective only upon its actual receipt.

                           --SIGNATURE PAGE FOLLOWS--

    IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first set forth above.

                                    William Francois de la Harpe Beck
                                    ---------------------------------
                                    William Francois de la Harpe Beck
                                    as Trustee
                                    and not individually

                                    P.O. Box 4854
                                    Cape Town 8000
                                    South Africa



                                    William L. Boyan
                                    ---------------------------------
                                    William L. Boyan
                                    as Trustee
                                    and not individually

                                    John Hancock Mutual Life Insurance
                                    Company
                                    P.O. Box 111
                                    Boston, Massachusetts 02117
                                    U.S.A.



                                    Thomas Haskins Davis
                                    ---------------------------------
                                    Thomas Haskins Davis
                                    as Trustee
                                    and not individually

                                    13 Commonland Point Road
                                    Hamilton Parish  CR01
                                    Bermuda

                                    Michael John Drew
                                    ---------------------------------
                                    Michael John Drew
                                    as Trustee
                                    and not individually

                                    International Services Limited
                                    P.O Box HM1186
                                    Hamilton  HM EX
                                    Bermuda



                                    William Langley
                                    ---------------------------------
                                    William Langley
                                    as Trustee
                                    and not individually

                                    South African Mutual Life Assurance
                                    Society
                                    P.O. Box 66
                                    Cape Town 8000
                                    South Africa

                                    Michael John Levett
                                    ---------------------------------
                                    Michael John Levett
                                    as Trustee
                                    and not individually

                                    South African Mutual Life Assurance
                                    Society
                                    P.O. Box 66
                                    Cape Town 8000
                                    South Africa

                                    Kenneth Rigby Williams
                                    ---------------------------------
                                    Kenneth Rigby Williams
                                    as Trustee
                                    and not individually

                                    Druid Lodge
                                    Grantley Avenue
                                    Wonersh Park
                                    Guildford
                                    Surrey  GU5  0QN
                                    United Kingdom